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                                                                    EXHIBIT 99.1


                             THE CHAPMAN FUNDS, INC.
                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that the undersigned Director(s) and Officer(s) of The Chapman Funds, Inc. a Maryland corporation, hereby constitute and appoint NATHAN A. CHAPMAN, JR. and M. LYNN BALLARD and either of them, the true and lawful agents and attorney-in-fact of the undersigned with full power and authority in either said agent and attorney-in-fact, to sign for the undersigned and in their respective names as Director(s) and Executive Officer(s) of The Chapman Funds, Inc., the post-effective amendment to the Registration Statement on Form N-1A (Registration Statement Nos. 33-27516 and 811-5697) filed wit the Securities and Exchange Commission, and any and all further amendments or supplements (including post effective amendments) to said Registration Statement, hereby ratifying and confirming all acts taken by such agent and attorney-in-fact, as herein authorized.


/S/ NATHAN A. CHAPMAN, JR.          /S/ M. LYNN BALLARD
--------------------------          -------------------
Nathan A. Chapman, Jr.              M. Lynn Ballard
Director and President (Principal   Treasurer and Assistant Secretary (Principal
Executive Officer)                  Financial & Accounting Officer)

/S/ DAVID RIVERS                    /S/ GLENDA GLOVER
--------------------------          -------------------
David Rivers                        Glenda Glover
Director                            Director

/S/ WILFRED MARSHALL                /S/ BENJAMIN HOOKS
--------------------------          -------------------
Wilfred Marshall                    Benjamin Hooks
Director                            Director

/S/ BERNA GUNN-WILLIAMS
--------------------------
Berna Gunn-Williams
Director


Dated this 26th day of February 2001.